UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

AdaptHealth Corp.

(Exact name of registrant as specified in its charter)

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 26, 2020

Delaware	001-38399	82-3677704
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

220 West Germantown Pike, Suite 250
Plymouth Meeting, PA
(address of principal executive offices)

19462

(zip code)

(610) 630-6357
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 UR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CPR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencements communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	AHCO	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Pursuant to that certain Investment Agreement, dated as of May 25, 2020 (the “Investment Agreement”), by and among AdaptHealth Corp., a Delaware corporation (the “Company”), OEP AHCO Investment Holdings, LLC, a Delaware limited liability company (the “Purchaser”), and, solely for purposes of Section 3.10 thereof, One Equity Partners VII, L.P., a Delaware limited partnership, the Company agreed to increase the size of its board of directors (the “board”) by two members in order to elect to the board one individual designated by the Purchaser and one independent director nominated by the Company or the board. As previously reported, on July 9, 2020, the board voted to increase the size of the board by two members and appointed the Purchaser’s designee, Brad Coppens, to the board as a Class III director with a term expiring at the Company’s 2022 annual meeting of stockholders to fill one of the newly-created vacancies. On July 26, 2020, the board appointed David S. Williams III to the board as a Class II director with a term expiring at the Company’s 2021 annual meeting of stockholders to fill the other vacancy. Mr. Williams will receive the same compensation opportunities as the Company’s other non-employee directors. The board has determined that Mr. Williams is “independent” within the meaning of the applicable rules and regulations of the Securities and Exchange Commission and the listing standards of the Nasdaq Stock Market.

For more information on the Investment Agreement, please refer to the description thereof under the heading “Investment Agreement” in Item 1.01 of the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on May 29, 2020 and the full text of the Investment Agreement, which is attached as Exhibit 10.1 to such Current Report on Form 8-K.

There were no other arrangements or understandings between Mr. Williams and any other person pursuant to which Mr. Williams was selected as a director. Mr. Williams has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

On July 26, 2020, the Company entered into an indemnification agreement with Mr. Williams in the form attached as Exhibit 10.4 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on November 14, 2019, which provides that, subject to limited exceptions, and among other things, the Company will indemnify Mr. Williams to the fullest extent permitted by law for claims arising in his capacity as a director of the Company.

On July 30, 2020, the Company issued a press release announcing the appointment of Mr. Williams, a copy of which is filed as Exhibit 99.1 hereto and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

  (d)            Exhibits

99.1	Press Release, dated July 30, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AdaptHealth Corp.

By:	/s/ Gregg Holst
Gregg Holst
Chief Financial Officer

Dated: July 30, 2020

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